Exhibit 99.1

Contact:

Cathy Smith, Chief Financial Officer

David Myers, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Announces Record 4th Quarter Adjusted EPS of $1.12; Reported EPS of $0.64

Provides Initial 2014 Earnings Guidance

ST. LOUIS, February 20, 2014 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2013 fourth quarter and full year net income from continuing operations attributable to Express Scripts shareholders of $514.2 million and $1,898.2 million, or $0.64 and $2.31 per diluted share, respectively. Adjusted earnings per diluted share from continuing operations attributable to Express Scripts, as detailed in Table 4, were $1.12 and $4.33 for the fourth quarter and full year, respectively.

“With the industry’s broadest set of solutions now available on one technology platform, we enter 2014 with momentum and unique capabilities to address the needs of our clients,” stated George Paz, chairman and chief executive officer. “Our innovative solutions, ability to successfully manage healthcare reform, and unmatched size and scale position us for long-term organic growth as we better control client costs and improve patient outcomes.”

Fourth Quarter 2013 Review

•	The expected roll-off of UnitedHealth Group (“UNH”) claims was completed by the end of 2013

•	Excluding UNH from both periods, adjusted claims from continuing operations decreased 5% from the fourth quarter of 2012 - See Table 7. Including UNH in both periods, adjusted claims from continuing operations were 360.7 million, down 12% from the fourth quarter of 2012

•	Excluding UNH from both periods, adjusted EBITDA from continuing operations attributable to Express Scripts increased 6% from the fourth quarter of 2012 - See Table 7. Including UNH in both periods, adjusted EBITDA from continuing operations attributable to Express Scripts was $1.7 billion, up 1% from the fourth quarter of 2012 - See Table 3

•	Excluding UNH from both periods, adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim increased 11% from the fourth quarter of 2012 - See Table 7. Including UNH in both periods, adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim was $4.63, up 15% from the fourth quarter of 2012 - See Table 3

•	Excluding UNH from both periods, adjusted net income from continuing operations attributable to Express Scripts increased 8% from the fourth quarter of 2012 – See Table 7. Including UNH in both periods, adjusted net income from continuing operations attributable to Express Scripts was $896.0 million, up 3% from the fourth quarter of 2012 –See Table 5

•	Excluding UNH from both periods, adjusted earnings per share from continuing operations attributable to Express Scripts increased 12% from the fourth quarter of 2012 - See Table 7. Including UNH in both periods, adjusted earnings per share from continuing operations attributable to Express Scripts was $1.12, an increase of 7% over the fourth quarter of 2012 - See Table 4

•	Interest income includes a contractual interest payment received from a client for $11.6 million that is excluded from adjusted earnings per diluted share – See Table 4

•	Adjusted effective income tax rate for continuing operations attributable to Express Scripts for the quarter of 38.5% - See Table 5

•	Net cash flow provided by operating activities from continuing operations was $2.9 billion, up 8% from the fourth quarter of 2012

•	Repurchased 35.5 million shares of common stock for $2.5 billion during the quarter, including 20.1 million shares through an accelerated share repurchase program announced in December 2013

•	Net cash flow provided by operating activities from continuing operations was $2.9 billion, up 8% from the fourth quarter of 2012

•	Repurchased 35.5 million shares of common stock for $2.5 billion during the quarter, including 20.1 million shares through an accelerated share repurchase program announced in December 2013.

Full year 2013 Review

•	Excluding UNH from both periods, adjusted claims from continuing operations increased 9% from 2012- See Table 7. Including UNH in both periods, adjusted claims from continuing operations were 1,478.0 million, up 6% from 2012

•	Excluding UNH from both periods, adjusted EBITDA from continuing operations attributable to Express Scripts increased 25% from 2012 — See Table 7. Including UNH in both periods, adjusted EBITDA from continuing operations attributable to Express Scripts was $6.7 billion, up 23% from 2012 — See Table 3

•	Excluding UNH from both periods, adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim increased 15% from 2012 — See Table 7. Including UNH in both periods, adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim was $4.51, up 17% from 2012 — See Table 3

•	Excluding UNH from both periods, adjusted net income from continuing operations attributable to Express Scripts increased 28% from 2012 — See Table 7. Including UNH in both periods, adjusted net income from continuing operations attributable to Express Scripts was $3,554.4 million, up 27% from the fourth quarter of 2012

•	Excluding UNH from both periods, adjusted earnings per share from continuing operations attributable to Express Scripts increased 17% from 2012 - See Table 7. Including UNH in both periods, adjusted earnings per share from continuing operations was $4.33, up 15.5% from 2012 — See Table 4

•	Net cash flow provided by operating activities from continuing operations of $4.8 billion

•	Repurchased 60.4 million shares of common stock for $4.1 billion and repaid $1.9 billion of debt

2014 Guidance

The Company anticipates achieving adjusted earnings per diluted share from continuing operations attributable to Express Scripts for 2014 in the range of $4.88 to $5.00, representing growth of 18 to 21% over 2013 excluding UNH from both periods — See table below. Including UNH in 2013, the $4.88 to $5.00 reflects growth of 13% to 15%. Additional details on this guidance can be found in Table 6 including items excluded from this range.

The following table compares the 2014 guidance to 2013 adjusted results excluding the contribution from UNH:

(Amounts in millions except per share and per claim data)
		2013	UNH	2013 Excluding UNH	Table 6 2014 Guidance Range	Change excluding UNH in 2013
Adjusted claims	Table 1	1,478	(89)	1,389	1,300 to 1,360	-2% to -6%
Adjusted SG&A	Table 2	$2,190	$(10)	$2,180	$ 2,000 to $ 2,075	-5% to -8%
Adjusted EBITDA	Table 3	$6,664	$(263)	$6,401	$ 6,850 to $ 7,050	7% to 10%
Adjusted EBITDA/Adj Rx	Table 3	$4.51	$2.94	$4.61	$ 5.15 to $ 5.25	12% to 14%
Weighted diluted shares		822		822	755 to 765	-7% to -8%
Adjusted Earnings per share	Table 4	$4.33	$(0.20)	$4.13	$ 4.88 to $ 5.00	18% to 21%

Adjusted EBITDA for 2014 is projected to increase 7% to 10% over 2013 excluding UNH. The decrease in claims, excluding UNH reflects lower enrollment in public exchanges than expected and client retention slightly lower than the Company’s target range.

Adjusted earnings per diluted share from continuing operations attributable to Express Scripts for the first quarter of 2014 is expected to be between $0.98 and $1.02, up 7% to 11% from the first quarter of 2013 excluding UNH — See table 8. The decline in earnings from the fourth quarter reflects normal seasonal variations and additional expenses incurred to start up over 100 new clients and add new members enrolling in public exchanges. In addition, the first quarter will be impacted by lower prescription volume due to the severe winter weather. Consistent with 2013, the Company expects earnings related to a large client contract will be realized in the second quarter due to the structure of the contract.

Focus on Organic Growth

Since completing the merger with Medco in 2012, the Company has worked to integrate its systems, processes and solutions to provide best-in-class client service and patient care. Express Scripts now is the only PBM in the industry to have all of its clients on one technology platform. With this important work complete, the Company can pivot to a greater focus on driving organic growth.

“No one else can provide the depth and breadth of solutions we offer, and we believe that no one else can do more to drive out pharmacy waste, control client costs and improve patient outcomes,” added Tim Wentworth, president. “Our clients are faced with many significant challenges, including the rising costs of branded drugs and additional regulatory requirements. Our clients need a partner who will stand with them to overcome these challenges. Our business model of alignment has never been more critical for our clients, or for our continued organic growth.”

Longer-term Outlook

Express Scripts is uniquely positioned due to its size, scale, client mix, technology platform and differentiated solutions to gain market share, and benefit from the growth of home delivery and specialty drugs, healthcare reform, productivity improvements and capital deployment.

Based on assumptions regarding healthcare trends, industry positioning and the overall environment, the Company is targeting annual earnings per share growth of 10% to 20% for the next several years. In most years, the Company expects more than half of its annual growth to come from operations.

This strong earnings growth is expected to continue to generate significant cash flow from operations. Express Scripts’ priorities for using this cash flow remain funding internal growth, making strategic acquisitions and returning cash to its shareholders. The Company is committed to returning over half of its free cash flow (cash provided by operating activities less capital expenditures) to shareholders on an annual basis.

About Express Scripts

Express Scripts manages more than a billion prescriptions each year for tens of millions of patients. On behalf of our clients – employers, health plans, unions and government health programs – we make the use of prescription drugs safer and more affordable. Express Scripts uniquely combines three capabilities – behavioral sciences, clinical specialization and actionable data – to create Health Decision ScienceSM, our innovative approach to help individuals make the best drug choices, pharmacy choices and health choices. Better decisions mean healthier outcomes.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2014 guidance, longer-term outlook and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s Form 10-K filed with the SEC on February 20, 2014. A copy of these documents can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data)	2013	2012	2013	2012
Revenues(*)	$25,781.4	$27,365.1	$104,098.8	$93,714.3
Cost of revenues (*)	23,720.4	25,067.4	95,966.4	86,402.4

Gross profit	2,061.0	2,297.7	8,132.4	7,311.9
Selling, general and administrative	1,232.2	1,390.8	4,580.7	4,518.0

Operating income	828.8	906.9	3,551.7	2,793.9

Other (expense) income:
Equity income from joint venture	9.7	5.5	32.8	14.9
Interest income	13.5	4.6	41.9	10.6
Interest expense and other	(125.7)	(157.4)	(596.1)	(619.0)

	(102.5)	(147.3)	(521.4)	(593.5)

Income before income taxes	726.3	759.6	3,030.3	2,200.4
Provision for income taxes	208.0	235.5	1,104.0	838.0

Net income from continuing operations	518.3	524.1	1,926.3	1,362.4
Net loss from discontinued operations, net of tax	(12.3)	(13.1)	(53.6)	(32.3)

Net income	506.0	511.0	1,872.7	1,330.1
Less: Net income attributable to non-controlling interest	4.1	6.9	28.1	17.2

Net income attributable to Express Scripts	$501.9	$504.1	$1,844.6	$1,312.9

Weighted average number of common shares outstanding during the period:
Basic	790.7	817.3	808.6	731.3
Diluted	802.6	832.4	821.6	747.3
Basic earnings (loss) per share:
Continuing operations attributable to Express Scripts	$0.65	$0.63	$2.35	$1.84
Discontinued operations attributable to Express Scripts	(0.02)	(0.02)	(0.07)	(0.04)
Net earnings attributable to Express Scripts	0.63	0.62	2.28	1.80
Diluted earnings (loss) per share:
Continuing operations attributable to Express Scripts	$0.64	$0.62	$2.31	$1.80
Discontinued operations attributable to Express Scripts	(0.02)	(0.02)	(0.07)	(0.04)
Net earnings attributable to Express Scripts	0.63	0.61	2.25	1.76
Amounts attributable to Express Scripts shareholders:
Income from continuing operations, net of tax	$514.2	$517.2	$1,898.2	$1,345.2
Discontinued operations, net of tax	(12.3)	(13.1)	(53.6)	(32.3)

Net income attributable to Express Scripts shareholders	$501.9	$504.1	$1,844.6	$1,312.9

(*)	Includes retail pharmacy co-payments of $2,775.1 million and $3,304.0 million for the three months ended December 31, 2013 and 2012, respectively, and $12,620.3 million and $11,668.6 million for the year ended December 31, 2013 and 2012, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

(in millions)	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$1,991.4	$2,793.1
Restricted cash and investments	22.8	19.6
Receivables, net	4,022.9	5,425.8
Inventories	1,871.1	1,652.1
Deferred taxes	455.4	400.6
Prepaid expenses and other current assets	96.8	194.3
Current assets of discontinued operations	31.0	271.4

Total current assets	8,491.4	10,756.9
Property and equipment, net	1,658.9	1,632.1
Goodwill	29,305.4	29,320.4
Other intangible assets, net	14,015.6	16,037.9
Other assets	76.9	56.1
Noncurrent assets of discontinued operations	—	307.8

Total assets	$53,548.2	$58,111.2

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$6,767.8	$7,440.0
Accounts payable	2,900.0	2,898.9
Accrued expenses	1,982.2	1,632.9
Current maturities of long-term debt	1,584.0	934.9
Current liabilities of discontinued operations	1.3	150.7

Total current liabilities	13,235.3	13,057.4
Long-term debt	12,363.0	14,980.1
Deferred taxes	5,440.6	5,936.5
Other liabilities	664.4	692.9
Noncurrent liabilities of discontinued operations	0.1	48.6

Total liabilities	31,703.4	34,715.5

Stockholders’ Equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value per share; shares issued: 834.0 and 818.1, respectively; shares outstanding: 773.6 and 818.1, respectively	8.3	8.2
Additional paid-in capital	21,809.9	21,289.7
Accumulated other comprehensive income	11.7	18.9
Retained earnings	3,912.8	2,068.2

	25,742.7	23,385.0
Common stock in treasury at cost, 60.4 and zero shares, respectively	(3,905.3)	—

Total Express Scripts stockholders’ equity	21,837.4	23,385.0

Non-controlling interest	7.4	10.7

Total stockholders’ equity	21,844.8	23,395.7

Total liabilities and stockholders’ equity	$53,548.2	$58,111.2

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Year Ended December 31,
(in millions)	2013	2012
Cash flows from operating activities:
Net income	$1,872.7	$1,330.1
Net loss from discontinued operations, net of tax	53.6	32.3

Net income from continuing operations	1,926.3	1,362.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,447.0	1,871.4
Deferred income taxes	(573.7)	(389.0)
Employee stock-based compensation expense	164.7	410.0
Other, net	29.2	70.5
Changes in operating assets and liabilities:
Accounts receivable	1,254.0	345.7
Inventories	(218.9)	(515.0)
Other current and noncurrent assets	94.2	303.2
Claims and rebates payable	(672.2)	82.8
Accounts payable	15.9	963.1
Other current and noncurrent liabilities	302.4	246.0

Net cash provided by operating activities - continuing operations	4,768.9	4,751.1
Net cash (used in) provided by operating activities - discontinued operations	(11.4)	30.5

Net cash flows provided by operating activities	4,757.5	4,781.6

Cash flows from investing activities:
Purchases of property and equipment	(423.0)	(160.2)
Proceeds from sale of business	356.9	61.5
Acquisitions, net of cash acquired	(14.5)	(10,326.0)
Other	10.6	(4.0)

Net cash used in investing activities - continuing operations	(70.0)	(10,428.7)
Acquisitions, cash acquired - discontinued operations	—	42.4
Net cash used in investing activities - discontinued operations	(2.1)	(5.4)

Net cash used in investing activities	(72.1)	(10,391.7)

Cash flows from financing activities:
Treasury stock acquired	(4,055.2)	—
Repayment of long-term debt	(1,931.6)	(3,868.5)
Net proceeds from employee stock plans	466.0	326.0
Excess tax benefit relating to employee stock-based compensation	42.7	45.3
Distributions paid to non-controlling interest	(31.7)	(8.1)
Proceeds from long-term debt, net of discounts	—	7,458.9
Repayment of revolving credit line, net	—	(1,000.0)
Proceeds from accounts receivable financing facility	—	600.0
Repayment of accounts receivable financing facility	—	(600.0)
Deferred financing fees	—	(103.2)
Other	15.0	—

Net cash (used in) provided by financing activities - continuing operations	(5,494.8)	2,850.4

Net cash used in financing activities - discontinued operations	—	(26.8)

Net cash (used in) provided by financing activities	(5,494.8)	2,823.6

Effect of foreign currency translation adjustment	(5.7)	2.0
Less cash decrease (increase) attributable to discontinued operations	13.4	(42.5)

Net decrease in cash and cash equivalents	(801.7)	(2,827.0)
Cash and cash equivalents at beginning of year	2,793.1	5,620.1

Cash and cash equivalents at end of year	$1,991.4	$2,793.1

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Claims Volume
Continuing operations:
Network	259.4	299.2	1,065.3	1,020.7
Home delivery and specialty (1)	34.6	38.2	141.2	128.7

Total claims	294.0	337.4	1,206.5	1,149.4

Total adjusted claims - continuing operations(2)	360.7	410.7	1,478.0	1,395.3

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$28.5	$114.0	$114.0
Cost of revenues depreciation	30.8	31.5	119.5	104.2
Selling, general and administrative depreciation	86.6	58.3	309.3	178.8
Selling, general and administrative amortization(3)	477.1	483.1	1,904.2	1,474.4

Total D&A - continuing operations	$623.0	$601.4	$2,447.0	$1,871.4

Generic Fill Rate
Network	81.7%	80.6%	81.6%	79.4%
Home delivery	75.1%	73.7%	74.6%	71.5%
Overall	80.9%	79.8%	80.8%	78.5%

Note: See Appendix for Footnotes

Table 2

Calculation of Express Scripts Holding Company Adjusted Gross Profit and SG&A - Continuing Operations

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Gross profit, as reported	$2,061.0	$2,297.7	$8,132.4	$7,311.9
Amortization of intangible assets (3)	28.5	28.5	114.0	114.0
Non-recurring transaction and integration costs (4)	100.4	16.0	238.3	49.7

Adjusted gross profit	$2,189.9	$2,342.2	$8,484.7	$7,475.6

Selling, general and administrative, as reported	$1,232.2	$1,390.8	$4,580.7	$4,518.0
Amortization of intangible assets (3)	477.1	483.1	1,904.2	1,474.4
Non-recurring transaction and integration costs (4)	140.7	130.8	486.9	705.4

Adjusted selling, general and administrative	$614.4	$776.9	$2,189.6	$2,338.2

Note: See Appendix for Footnotes

The Company is providing adjusted gross profit and adjusted selling, general and administrative expenses (both of which are non-GAAP financial measures), in each case, excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

Table 3

Express Scripts Holding Company EBITDA and Adjusted EBITDA Reconciliation

(in millions, except per claim data)

The following is a reconciliation of net income from continuing operations attributable to Express Scripts to EBITDA and adjusted EBITDA from continuing operations attributable to Express Scripts, and adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income from continuing operations, attributable to Express Scripts, as reported	$514.2	$517.2	$1,898.2	$1,345.2
Provision for income taxes	208.0	235.5	1,104.0	838.0
Depreciation and amortization	623.0	601.4	2,447.0	1,871.4
Interest expense, net	112.2	152.8	554.2	608.4
Equity income from joint venture	(9.7)	(5.5)	(32.8)	(14.9)

EBITDA from continuing operations, attributable to Express Scripts, as reported	1,447.7	1,501.4	5,970.6	4,648.1
Non-recurring transaction and integration costs (4)(*)	220.6	146.8	693.6	755.1

Adjusted EBITDA from continuing operations, attributable to Express Scripts	$1,668.3	$1,648.2	$6,664.2	$5,403.2
Total adjusted claims - continuing operations	360.7	410.7	1,478.0	1,395.3
Adjusted EBITDA from continuing operations, attributable to Express Scripts, per adjusted claim	$4.63	$4.01	$4.51	$3.87

Note: See Appendix for Footnotes

The Company is providing EBITDA and adjusted EBITDA from continuing operations attributable to Express Scripts excluding the impact of non-recurring charges (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

EBITDA from continuing operations attributable to Express Scripts is earnings before other income (expense), interest, taxes, depreciation and amortization, or alternatively calculated as operating income from continuing operations plus depreciation and amortization less non-controlling interest. EBITDA from continuing operations attributable to Express Scripts is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA from continuing operations attributable to Express Scripts, however, should not be considered as an alternative to net income from continuing operations, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA from continuing operations attributable to Express Scripts may not be comparable to that used by other companies.

Adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim is a supplemental measurement used by analysts and investors to help evaluate overall operating performance. We have calculated adjusted EBITDA from continuing operations attributable to Express Scripts excluding certain charges recorded each year, as these charges are not considered an indicator of ongoing company performance. Adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim is calculated by dividing adjusted EBITDA from continuing operations attributable to Express Scripts by the adjusted claim volume for the period. This measure is used as an indicator of adjusted EBITDA attributable to Express Scripts performance on a per-unit basis. Adjusted EBITDA from continuing operations attributable to Express Scripts, and as a result, adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim, are each affected by the changes in claim volumes between network and home delivery and specialty, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business.

*	Non-recurring transaction and integration costs presented in this table exclude $20.5 million for the three months and $31.6 million for year ended December 31, 2013 related to depreciation which does not impact the calculation of EBITDA.

Table 4

Calculation of Express Scripts Holding Company Adjusted EPS from Continuing Operations

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(per diluted share)

EPS from continuing operations attributable to Express Scripts, as reported	$0.64	$0.62	$2.31	$1.80
Non-recurring items:
Transaction and integration costs (4)	0.19	0.11	0.55	0.61
Interest income(5)	(0.01)	—	(0.03)	—
Debt redemption costs (6)	—	—	0.05	—
Pre-close financing costs (7)	—	—		0.07
Discrete tax items (8)	(0.10)	(0.06)	(0.06)	(0.01)
Amortization of intangible assets (3)	0.40	0.38	1.51	1.28

EPS from continuing operations attributable to Express Scripts, adjusted	$1.12	$1.05	$4.33	$3.75

Note: See Appendix for Footnotes

The Company is providing EPS and adjusted EPS, which excludes the impact of certain non-recurring items and amortization of intangible assets (which is a non-GAAP financial measure) in order to compare the underlying financial performance to prior periods.

Table 5

Calculation of Express Scripts Holding Company Adjusted Effective Income Tax Rate for Continuing Operations

(in millions)

	Three Months Ended December 31, 2013			Year Ended December 31, 2013
	Income before income taxes	Provision for income taxes	Adjusted effective income tax rate	Income before income taxes	Provision for income taxes	Adjusted effective income tax rate
Income from continuing operations, as reported	726.3	208.0		3,030.3	1,104.0
Non-controlling interest	(4.1)	—		(28.1)	—

Total continuing operations attributable to Express Scripts, as reported	722.2	208.0		3,002.2	1,104.0
Non-recurring items:
Transaction and integration costs(4)	241.1	90.3		725.2	279.1
Interest income (5)	(11.6)	(4.3)		(36.5)	(14.0)
Debt redemption costs(6)	—	—		68.5	26.4
Discrete tax items(8)		80.9			51.2
Amortization of intangible assets(3)	505.6	186.4		2,018.2	776.5

Total continuing operations attributable to Express Scripts, as adjusted	1,457.3	561.3	38.5%	5,777.6	2,223.2	38.5%

Note: See Appendix for Footnotes.

The Company is providing adjusted effective income tax rate for continuing operations attributable to Express Scripts excluding the impact of non-recurring items and amortization of intangible assets (which is a non-GAAP financial measure) in order to compare the underlying financial performance to prior periods.

Table 5A

Calculation of Express Scripts Holding Company Adjusted Effective Income Tax Rate for Continuing Operations

(in millions)

	Three Months Ended December 31, 2012			Year Ended December 31, 2012
	Income before income taxes	Provision for income taxes	Adjusted effective income tax rate	Income before income taxes	Provision for income taxes	Adjusted effective income tax rate
Income from continuing operations, as reported	759.6	235.5		2,200.4	838.0
Non-controlling interest	(6.9)	—		(17.2)	—

Total continuing operations attributable to Express Scripts, as reported	752.7	235.5		2,183.2	838.0
Non-recurring items:
Transaction and integration costs(4)	146.8	51.8		755.1	299.5
Pre-financing cost(7)				85.2	32.9
Discrete tax items(8)		51.7			8.2
Amortization of intangible assets(3)	511.6	198.8		1,588.4	629.9

Total continuing operations attributable to Express Scripts, as adjusted	1,411.1	537.8	38.1%	4,611.9	1,808.5	39.2%

Note: See Appendix for Footnotes.

The Company is providing adjusted effective income tax rate for continuing operations attributable to Express Scripts excluding the impact of non-recurring items and amortization of intangible assets (which is a non-GAAP financial measure) in order to compare the underlying financial performance to prior periods.

Table 6

Express Scripts Holding Company 2014 Guidance Information

Estimated Year Ending December 31, 2014
(in millions, except per share and per claim data)	Current Guidance
Adjusted EPS from continuing operations attributable to Express Scripts*	$4.88 to $5.00
Year over year growth	13%-15%
Total adjusted claims	1,300 to 1,360
Adjusted selling, general and administrative	$2,000 to $2,075
Depreciation	$400 to $420
Effective income tax rate on continuing operations	38.0% to 38.5%
Adjusted EBITDA	$6,850 to $7,050
Adjusted EBITDA from continuing operations attributable to Express Scripts per adjusted claim	$5.15 to $5.25
Diluted weighted average shares outstanding during the period	755 to 765
Cash flow from continuing operations	$4,700 to $5,300
Capital expenditures	$400 to $450
(*) GAAP items not included in guidance:
Amortization of intangible assets per diluted share (9)	$1.60 to $1.64
Transaction, integration and other non-recurring costs (10)	To be determined

*	The full-year impact of integration and other non-recurring costs have yet to be determined. Accordingly, the Company is unable to include these charges in the list of GAAP items not included in guidance for 2014 adjusted EPS from continuing operations or to provide a reconciliation to the corresponding GAAP measure.

Note: See Appendix for Footnotes

Table 7

Express Scripts Holding Company Operating Results Excluding UnitedHealth Group (“UNH”)

(Amounts in millions except per share and per claim data)		Adjusted Q4 2012	UNH	Q4 2012 Excluding UNH	Adjusted Q4 2013	UNH	Q4 2013 Excluding UNH	Q4 2013 Change
								Adjusted	Excluding UNH
Adjusted claims	Table 1	410.7	(40.3)	370.4	360.7	(8.2)	352.5	-12%	-5%
Adjusted SG&A	Table 2	$777	$(3)	$774	$614	$(2)	$612	-21%	-21%
Adjusted EBITDA	Table 3	$1,648	$(96)	$1,552	$1,668	$29	$1,639	1%	6%
Adjusted EBITDA/Adj Rx	Table 3	$4.01	$2.38	$4.19	$4.63	$3.52	$4.65	15%	11%
Adjusted Net Income	Table 5	$873	$(59)	$814	$896	$(18)	$878	3%	8%
Adjusted Earnings per share	Table 4	$1.05	$(0.07)	$0.98	$1.12	$(0.02)	$1.10	7%	12%

		Adjusted 2012	UNH	2012 Excluding UNH	Adjusted 2013	UNH	2013 Excluding UNH	2013 Change
								Adjusted	Excluding UNH
Adjusted claims	Table 1	1,395.3	(118.0)	1,277.3	1,478.0	(89.4)	1,388.6	6%	9%
Adjusted SG&A	Table 2	$2,338	$(9)	$2,329	$2,190	$(10)	$2,180	-6%	-6%
Adjusted EBITDA	Table 3	$5,403	$(267)	$5,136	$6,664	$(263)	$6,401	23%	25%
Adjusted EBITDA/Adj Rx	Table 3	$3.87	$2.27	$4.02	$4.51	$2.94	$4.61	17%	15%
Adjusted Net Income	Table 5	$2,803	$(163)	$2,641	$3,554	$(162)	$3,393	27%	28%
Adjusted Earnings per share	Table 4	$3.75	$(0.22)	$3.53	$4.33	$(0.20)	$4.13	15.5%	17%

Table 8

Express Scripts Holding Company — UnitedHealth Group Contribution by Quarter

(Amounts in millions except per share and per claim data)	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Full Year 2013
Adjusted claims	37	28	16	8	89
Adjusted SG&A	$2	$2	$2	$2	$10
Adjusted EBITDA	$94	$87	$53	$29	$263
Adjusted EBITDA/Adj Rx	$2.51	$3.10	$3.36	$3.52	$2.94
Adjusted Net Income	$57	$54	$33	$18	$162
Adjusted Earnings per share	$0.07	$0.06	$0.04	$0.02	$0.20

Appendix

Footnotes

(1)	Includes home delivery, specialty and other including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBMs’ clients under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than network claims.

(3)	Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($18.0 million and $17.1 million net of tax in 2013 and 2012, respectively) is included as a reduction to revenue for the three months ended December 31, 2013 and 2012. Intangible amortization of $114.0 million ($70.1 million and $68.8 million net of tax in 2013 and 2012, respectively) is included as a reduction to revenue for the year ended December 31, 2013 and 2012.

Other legacy Express Scripts intangible amortization of $10.2 million ($6.5 million and $6.1 million net of tax in 2013 and 2012, respectively) is included in selling, general and administrative expense for the three months ended December 31, 2013 and 2012, respectively. Other legacy Express Scripts intangible amortization of $40.7 million ($25.1 million and $24.5 million net of tax in 2013 and 2012, respectively) is included in selling, general and administrative expense for the year ended December 31, 2013 and 2012, respectively.

Amortization of intangible assets related to the acquisition of Medco Health Solutions, Inc. (“Medco”) of $466.9 million ($294.7 million net of tax) and $472.9 million ($289.6 million net of tax) for the three months ended December 31, 2013 and 2012, respectively, is included in selling, general and administrative expense. Amortization of intangible assets related to the acquisition of Medco of $1,863.5 million ($1,146.5 million net of tax) and $1,433.7 million ($865.2 million net of tax) for the year ended December 31, 2013 and 2012, respectively, is included in selling, general and administrative expense.

(4)	Non-recurring transaction and integration costs include those costs directly related to the acquisition of Medco.

Costs of $100.4 million ($62.5 million net of tax) and $16.0 million ($10.4 million net of tax) primarily composed of integration-related activities, are included in gross profit for the three months ended December 31, 2013 and 2012, respectively. Costs of $238.3 million ($146.6 million net of tax) and $49.7 million ($30.0 million net of tax) primarily composed of integration-related activities, are included in gross profit for the year ended December 31, 2013 and 2012, respectively.

Appendix

Footnotes

Costs of $140.7 million ($88.3 million net of tax) and $131.3 million ($85.0 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense for the three months ended December 31, 2013 and 2012, respectively. Costs of $490.4 million ($301.7 million net of tax) and $697.2 million ($420.7 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, including stock compensation, are included in selling, general and administrative expense for the year ended December 31, 2013 and 2012, respectively.

The Company recorded a net benefit of $3.5 million ($2.2 million net of tax) within selling, general and administrative expenses for the year ended December 31, 2013 in conjunction with a final settlement related to the strategic decision to exit various businesses.

The Company recorded a net benefit of $0.5 million ($0.4 million net of tax) and net charges of $8.2 million ($4.9 million net of tax) within selling, general and administrative expenses for the three months and year ended December 31, 2012 in conjunction with the strategic decision to exit various businesses.

(5)	Interest income includes a contractual interest payment received from a client of $11.6 million ($7.3 million net of tax) and $36.5 million ($22.5 million net of tax) for the three months and year ended December 31, 2013, respectively.

(6)	Debt redemption costs and write-off of deferred financing fees incurred for the early redemption of senior notes totaled $68.5 million ($42.1 million net of tax) and is included in interest expense for the year ended December 31, 2013.

(7)	Financing costs include fees related to the amortization of fees relating to the August 2011 bridge loan, commitment fees related to the August 2011 credit agreement and interest and fees on the senior notes issued in conjunction with the acquisition of Medco. Costs of $85.2 million ($52.3 million net of tax) are included in interest expense for the year ended December 31, 2012.

(8)	Provision for income taxes includes discrete tax benefits for continuing operations of $80.9 million and $51.2 million for the three months and year ended December 31, 2013 primarily attributable to investments in certain foreign subsidiaries for which the Company recognized as a result of various divestitures, deferred tax implications of newly enacted state laws and income not includible for tax purposes. Provision for income taxes includes discrete tax benefits of $51.7 million and $8.2 million for the three months and year ended December 31, 2012 primarily attributable to an income tax contingency related to prior year income tax return filings and investments in certain foreign subsidiaries which the Company expected to realize in the foreseeable future.

(9)	2014 Adjusted EPS will exclude amortization of intangible assets.

(10)	2014 Adjusted EPS will exclude integration and other non-recurring costs, which are expected to end in the second half of 2014. The full-year impact of these costs have yet to be determined.